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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion/incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 (File No. 333-________) of our report dated March 13, 1998, on our audits of the consolidated financial statements of Gothic Energy Corporation and Subsidiaries.

        We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Gothic Production Corporation (File No. 333-________) of our report dated March 4, 1998 on our audit of the historical schedule of gross revenues and direct lease operating expenses of the Amoco Properties for the years ended December 31, 1997 and 1996.

        We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Gothic Production Corporation (File No. 333-________) of our report dated July 11, 1997 on our audit of the historical schedule of gross revenues and direct lease operating expenses of the HS Properties for the years ended December 31, 1996 and 1995.

        We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Gothic Production Corporation (File No. 333-________) of our report dated April 30, 1997 on our audit of the historical schedule of gross revenues and direct operating expenses of the Norse and Horizon Properties for the year ended December 31, 1996.

        We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Gothic Production Corporation (File No. 333-________) of our report dated July 19, 1996 on our audit of the historical schedule of gross revenues and direct lease operating expenses of the Comstock Properties for the year ended December 31, 1995.

        We also consent to the reference to our firm under the caption "Independent Public Accountants."

                                        COOPERS & LYBRAND L.L.P.



Tulsa, Oklahoma
May 8, 1998